                                 SCHEDULE 14A
                                (RULE 14A-101)


          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
                                             [ ] Confidential, for use of
[ ]  Definitive Proxy Statement                  the Commission only
[ ]  Definitive Additional Materials             (as permitted by Rule 14a-
[ ]  Soliciting Material Pursuant to             6(e)(2))
     Rule 14a-ll(c) or Rule 14a-12


                                 ENAMELON, INC.
                                 --------------
                (Name of Registrant as Specified In Its Charter)

                                 ENAMELON, INC.
                                 --------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:___________________________
     (2) Aggregate number of securities to which transaction applies:__________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:________________________
     (4)  Proposed maximum aggregate value of transaction:_____________________
     (5)  Total fee paid:__________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:$______________
     (2)  Form, Schedule or Registration Statement No.: _________________
     (3)  Filing Party: _________________
     (4)  Date Filed: __________________

                                 ENAMELON, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 19, 1998

To the Stockholders of Enamelon, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Enamelon, Inc., a Delaware corporation, will be held on May 19, 1998, at the Brunswick Hilton, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, at 9:00 a.m., for the following purposes:

     1. To elect five Directors to the Board of Directors to hold office for the term until the next Annual Meeting of Stockholders at which their class again stands for election, if Proposal "2" is adopted, or until the next Annual Meeting of Stockholders, if such Proposal is not adopted, and in either case, until their successors are duly elected and qualified;

     2. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation, as amended, to authorize the classification of the Board of Directors into two classes;

     3. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation, as amended, to authorize the Board of Directors to adopt, amend or repeal By-Laws.

     4. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 shares to 30,000,000 shares;

     5. To consider and vote upon a proposed amendment to the Company's Amended and Restated By-Laws to provide for notification of Directors' nominations by Stockholders;

     6. To ratify the appointment of BDO Seidman, LLP, as the Company's independent public accountants for the year ending December 31, 1998; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only Stockholders of record at the close of business on April 9, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                         By Order of the Board of Directors,


                         Norman Usen, Secretary

Yonkers, New York
April 17, 1998



                                   IMPORTANT

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                 ENAMELON, INC.
                               15 KIMBALL AVENUE
                            YONKERS, NEW YORK 10704
                                  914-237-1308

                      ------------------------------------

                                PROXY STATEMENT

                      -----------------------------------

     The Board of Directors of Enamelon, Inc. (the "Company") presents this Proxy Statement to all Stockholders of the Company and solicits their proxies for the Annual Meeting of Stockholders to be held on May 19, 1998 (the "Annual Meeting"). All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the amendment to the Company's Certificate of Incorporation, as amended (the "Amended Certificate of Incorporation"), to authorize the classification of the Board of Directors into two classes, for the amendment to the Amended Certificate of Incorporation to authorize the Company's Board of Directors to adopt, amend or repeal By-Laws, for the amendment to the Company's amended Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 30 million shares, for the amendment to the Company's Amended and Restated By-Laws (the "By-Laws") to provide for notification of Directors' nominations by Stockholders, and for the ratification of BDO Seidman, LLP as the Company's independent public accountants. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matter that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. This Proxy Statement is being mailed on or about April 17, 1998.

     A total of [10,137,393] shares of Common Stock of the Company were outstanding as of April 9, 1998. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only Stockholders of record as of the close of business on April 9, 1998 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Directors will be elected by a plurality of the votes cast for Directors. The affirmative vote by Stockholders holding a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Company's Amended Certificate of Incorporation to divide the Board of Directors into two classes, the amendment to the Company's Amended Certificate of Incorporation to authorize the Board of Directors to adopt, amend or repeal By-Laws, and the amendment to the Company's Amended Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 30 million shares. The affirmative vote by Stockholders holding majority of the shares present at the Annual Meeting and entitled to vote is required for approval of the amendment to the Company's By-Laws to provide for a notification requirement for nominations of individuals for election to the Board of Directors by Stockholders and for the ratification of BDO Seidman, LLP as the Company's independent public accountants. Shares represented by proxies that are marked "abstain" with respect to all matters other than the election of Directors and proxies that are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of Stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 15 Kimball Avenue, Yonkers, New York, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any Stockholder. Such list will also be available at the Annual Meeting.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.   ELECTION OF DIRECTORS

     The Company's Board of Directors consists of five Directors. All of the Company's Directors are standing for reelection, each to serve until the next Annual Meeting of Stockholders at which their class stands for election, if Proposal "2" is adopted, or until the next Annual Meeting of the Stockholders, if such Proposal is not adopted, and in either case until their successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the election of the nominees for Director, unless the Proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     The following table sets forth information concerning the nominees and the classes for which they will be elected if Proposal "2" is adopted:

Name                            Age    Position with the Company  Director Since
----                            ---    -------------------------  --------------

Class I Directors to be Elected to Serve until the 2000 Annual Meeting

Dr. Steven R. Fox                44    Chairman of the Board      1992
                                       and Chief Executive Officer

Dr. S.N. Bhaskar                 75    Director                   1994

Eric D. Horodas                  44    Director                   1992

Class II Directors to be Elected to Serve until the 1999 Annual Meeting

Dr. Bert D. Gaster               70    Director                   1992

Richard A. Gotterer              34    Director                   1992


BIOGRAPHICAL INFORMATION ABOUT NOMINEES
---------------------------------------

          STEVEN R. FOX, D.D.S., F.I.C.D., F.A.C.D., is the founder of the Company, and has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since June 1992. From June 1992 through December 1995 and from June 1992 through August 1996, respectively, Dr. Fox was also the Company's President and Treasurer. Dr. Fox is a member of the faculty of the Harvard School of Dental Medicine. Dr. Fox practiced dentistry from July 1978 until November 1997. He is currently retired from the practice of dentistry. Dr. Fox was an Assistant Clinical Professor at New York University's College of Dentistry from 1979 to 1987. Dr. Fox has been active in various professional organizations, including the International Dental Research Society, the American Dental Association and the Ethics Committee of the Ninth District Dental Society. See "Employment and Consulting Agreements."

          S.N. BHASKAR, D.D.S., M.S., PH.D., MAJOR GENERAL U.S. ARMY (RET.), has been a director of the Company since August 1994 and the Chairman of the Company's Scientific Advisory Board since August 1992. Since 1980, Dr. Bhaskar has been in a private dental practice in Monterey and Salinas, California. From January 1955 to November 1978, Dr. Bhaskar served in the United States Army and was a Major General and Chief of the Dental Corps. He is an Honorary Fellow of the Academy of General Dentistry, a Diplomat to the American Board of Oral Medicine and the American Board of Oral Pathology, and a member of the Dental Research Advisory Committee to the United States Army. Dr. Bhaskar is a former Vice Chairman of Atrix Laboratories, Inc. and a consultant to the Board of Directors at Vipont, Inc., a publicly-traded company engaged in the development and marketing of oral care products.

          ERIC D. HORODAS has been a director of the Company since November 1992. Mr. Horodas has been President of Markev Realty Corporation since 1994 and Vice President and Secretary of Baco Realty Corporation since June 1995, both of which are actively engaged in originating, managing and servicing commercial real estate and mortgage investments. He has formerly acted as a consultant to various insurance regulators and insurance industry members in connection with the restructuring and rehabilitation of financially troubled insurance companies from November 1993 through May 1995. Mr. Horodas was a founding partner and member of the Management Committee of the law firm of Rubinstein & Perry from February 1988 until October 1993.

          BERT D. GASTER, D.D.S., M.S.D., has been a director of the Company since November 1992 and has been a tenured Associate Professor at New York University's College of Dentistry since 1984. Dr. Gaster has held various faculty positions with New York University's College of Dentistry since 1970, including that of Senior Module Clinical Director for 18 years and a Director of the Student Faculty Planning Committee. Dr. Gaster is a past president of the American College of Prosthodontics, New York section, has served on the Budget Policy Development Committee and currently is President of the New York University Dental Alumni Association. Dr. Gaster is currently an attending Prosthodontist with three hospitals in the New York metropolitan area.

          RICHARD A. GOTTERER has been a director of the Company since November 1992 and has been a portfolio manager of fixed income securities at Schroder Capital Management Inc., since September 1993. Mr. Gotterer was a private investor from June 1990 through August 1993. Mr. Gotterer was the Vice President of Finance and Chief Financial Officer of Channel America LPTV Holdings, Inc., an entertainment company, from February 1988 to May 1990. He was a financial analyst with Oppenheimer & Co., Inc., an investment banking firm, from October 1985 to October 1987.


            INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF
                       THE BOARD, AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

          The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

          The Audit Committee is composed of Mr. Gotterer (Chairman) and Dr. Bhaskar. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The Audit Committee held two meetings in 1997.

          The Compensation Committee is composed of Mr. Horodas (Chairman) and Dr. Gaster. Among the duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's Stock Option Plans and to recommend the establishment of and to monitor a compensation and programs for all executives of the Company. The Compensation Committee held three meetings in 1997.

          The Board of Directors held five meetings in 1997. All Directors attended at least 75% of the total number of Board meetings and of the meetings of Committees on which each Director served.

EXECUTIVE OFFICERS

          In addition to Dr. Steven R. Fox, the Company's Chairman and Chief Executive Officer, the following individuals serve as executive officers of the
Company:

          D. BROOKS COLE has been the President and Chief Operating Officer of the Company since January 1996. Commencing in September 1993 and continuing through December 1995, Mr. Cole was retained by the Company as a consultant.
Mr. Cole was an independent consultant on projects and assignments relating to consumer and packaged goods marketing from 1992 to December 1995. Mr. Cole has over thirty-five years of experience in the marketing of over-the counter drugs, oral care products and cosmetics. Mr. Cole was employed by the Mentholatum Company, Inc., an over-the-counter drug company, in various positions from 1980 to 1991, most recently as President of the United States Division, and a member of the Executive Committee and the Board of Directors from 1983 to 1991. Mr. Cole was a Vice President of the Non-Prescription Drug Manufactures Association and served on its Board of Directors and Executive Committee from 1990 to 1993.

          NORMAN USEN has been the Vice President-Product Development and Secretary of the Company since May 1995. Mr. Usen had been the Vice President-Research and Development, Vice President-Product Development and Secretary from July 1993 through May 1995. In May 1995, Mr. Usen became the Company's Vice President-Product Development, Vice President-Operations and Secretary. Mr. Usen specializes in consumer product development and has over thirty years experience. From 1992 to April 1995, Mr. Usen, as President and sole stockholder of Nu-Products, Inc. ("NP"), was an independent consultant. From August 1993 through April 1995, NP was retained by the Company as consultant on a part-time basis to coordinate product development.

          ANTHONY E. WINSTON has been the Vice President-Technology and Clinical Research since January 1995. Mr. Winston has over 25 years of technology development and clinical research experience most recently as Technical Director for Church & Dwight Co., Inc., a consumer products manufacturer, where he was responsible for technology development, clinical research, ADA and FDA technical issues, claim substantiation and patent protection for Arm & Hammer's baking soda toothpastes, including their latest introduction: Peroxy Care(R). Mr. Winston was employed at Church & Dwight Co., from 1970 to 1995. Mr. Winston is the holder or co-holder of more than 60 United States patents, of which 16 are for toothpaste products, with several additional oral care patents pending.

          EDWIN DIAZ has been the Chief Financial Officer, Vice President-Finance and Treasurer of the Company since August 1996. Prior to joining the Company, Mr. Diaz was the Corporate Controller of NYCOR, Inc., a manufacturer of devices used in heating and cooling systems, from September 1994 to August 1996. He was the Controller of Lancer Industries, Inc., a company specializing in the acquisition of distressed and under-performing companies, from 1990 until August 1994. Mr. Diaz was employed by the Alfieri Organization, a real estate development company, as Assistant Controller from 1988 until 1990 and by the accounting firm of Arthur Young & Company from 1986 until 1988. Mr. Diaz is a certified public accountant.

          THOMAS J. DUNCAN has been the Vice President-Operations since May 1997. Beginning in November 1996, Mr. Duncan served as Director of Manufacturing. Mr. Duncan has over 20 years' experience in manufacturing and engineering at consumer product companies. Mr. Duncan was a project Manager in Corporate Engineering at Church & Dwight Co., Inc. from 1982 through 1995. Mr. Duncan was a Division Engineer at Boyle-Midway Division of American Home Products from May 1978 through October 1981.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1997, except that Thomas J. Duncan failed to file a timely report of a option grant, Norman Usen failed to file a timely report of a purchase of Common Stock, and Dr. S.N. Bhaskar failed to file timely reports of two purchases of Common Stock and one sale of Common Stock.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

          The table below summarizes the compensation received by the Company's Chief Executive Officer for the fiscal years ended December 31, 1995, 1996 and 1997 and each other executive officer of the Company who received compensation in excess of $100,000 for services rendered during any of those years ("named executive officers") . No other executive officer of the Company received compensation in excess of $100,000 during such years.

                          SUMMARY COMPENSATION TABLE

                                             Annual Compensation     Long-Term Compensation
                                         --------------------------- ----------------------
                                                                      Securities Underlying
Name and Principal Position/(1)/         Year  Salary ($)  Bonus ($)    Options (#)/(3)/
---------------------------------------  ----  ----------  ---------  ---------------------
Steven R. Fox                            1997   $250,000   $100,000                 150,000
Chairman of the Board and                1996   $175,000   $ 75,000                  50,000
Chief Executive Officer/(2)/             1995   $ 75,000   $ 10,000                 450,000

D. Brooks Cole                           1997   $175,000   $ 26,250                  22,000
President and Chief Operating Officer    1996   $150,000   $ 22,500                  50,000

Anthony E. Winston                       1997   $143,000   $ 21,450                  13,000
Vice President -Technology and           1996   $135,000   $ 20,250                       -
Clinical Research                        1995   $129,875          -                 160,000

Norman Usen                              1997   $129,600   $  9,375                  13,000
Vice President - Product Development     1996   $115,000   $ 17,000                       -

Edwin Diaz                               1997   $ 92,750   $ 14,700                  25,000
Vice President-Finance and
Chief Financial Officer

(1) See "Employment and Consulting Agreements" for a description of Dr. Fox's employment agreement with the Company as Chairman of the Board and Chief Executive Officer, which commenced on January 1, 1994; Anthony E. Winston's employment agreement with the Company as the Company's Vice President-Technology and Clinical Research, which commenced on January 1, 1995; D. Brooks Cole's employment agreement with the Company whereby Mr. Cole became the Company's President and Chief Operating Officer as of January 1, 1996; and Norman Usen's employment agreement with the Company as the Company's Vice President-Research and Development Vice President-Operations.

(2) Dr. Fox resigned as the Company's President effective on January 1, 1996, and as Treasurer effective August 1, 1996.

     The following table sets forth the individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)



                                                  Percent of Total
                        Number of Securities     Options Granted to
                         Underlying Options         Employees in       Exercise or Base   Expiration
Name                       Granted (#)(1)          Fiscal Year(2)        Price ($/Sh)        Date
----                    ---------------------    -------------------   ----------------   ----------
Steven R. Fox                       11,042                     4.3%              $14.16     12/30/02
                                   138,958                     5.5%              $12.88     12/30/07
D. Brooks Cole                      22,000                     8.6%              $12.88     12/30/07
Anthony E. Winston                  13,000                     5.1%              $12.88     12/30/07
Norman Usen                         13,000                     5.1%              $12.88     12/30/07
Edwin Diaz                          12,000                     4.7%              $15.00      8/12/07
                                    13,000                     5.1%              $12.88     12/30/07

-----------

(1) Stock options granted under the Company's 1993 Employee Stock Option Plan (the "1993 Plan") and 1997 Incentive Stock Option Plan (the "1997 Plan") are intended to qualify as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the 1993 Plan and the 1997 Plan, ISO's may be granted to officers and other key employees of the Company for a maximum term of 10 years. The price per share of an ISO may not be less than the fair market value of the Company's shares on the date the ISO is granted. However, ISO's granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the ISO is granted. The maximum number of ISO's is limited to such number so that the aggregate fair market value, determined as of the date the ISO's are granted, of the shares of Common Stock with respect to which ISO's are exercisable for the first time during any calendar year shall not exceed $100,000. Any options granted in excess of the $100,000 limitation would
     not qualify as ISO's under the Internal Revenue Code.   Except for the
     12,000 options granted to Mr. Diaz at $15.00 per share, the option grants set forth in the table were granted on December 31, 1997 and vest 25% as of December 31, 1998 and an additional 25% each successive year. The 12,000 options granted to Mr. Diaz at $15.00 per shares were granted on August 13, 1997 and vest 25% on August 13, 1998 and an additional 15% each successive year.

(2) The Company granted a total of 254,716 options to employees in the fiscal year ended December 31, 1997.

      The following table sets forth the number of shares acquired on exercise of options and the value realized during the fiscal year ended December 31, 1997 and the number and value of options held at December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                     Number of
                                                    Securities            Value of
                                                     Underlying          Unexercised
                                                  Unexercised Options    In-The-Money
                            Shares                 at FY-End (#)     Options at FY-End ($)
                          Acquired on    Value      Exercisable/         Exercisable/
Name                     Exercise (#)   Realized   Unexercisable      Unexercisable (1)
----                     ------------   -------- -----------------  ----------------------

Steven R. Fox                       -          -  462,500/187,500       4,518,750/225,000
D. Brook Cole                  57,500   $872,308    90,000/59,500         848,125/248,438
Anthony E. Winston                  -          -   160,000/13,000             1,820,500/0
Norman Usen                    23,000   $363,285   175,762/13,000             2,029,172/0
Edwin Diaz                          -          -    12,500/37,500           73,438/73,438

-----------
(1) At December 31, 1997, the market price of the Company's Common Stock was $12.875 per share.


COMPENSATION OF DIRECTORS

     Each non-employee member of the Board of Directors presently receives $500 plus reimbursement of expenses for each Board meeting attended and an annual grant of options to purchase 3,500 shares of Common Stock. See "Employee Benefits Plans" and "Employment and Consulting Agreements" below for a description of options granted to members of the Board of Directors. Each member of the Audit Committee and the Compensation Committee receives $250 for each Committee meeting attended together with reimbursement of expenses.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has entered into an employment agreement with Dr. Steven R. Fox, pursuant to which Dr. Fox is employed as Chairman of the Board of Directors and Chief Executive Officer for a term of five years commencing on January 1, 1994. The agreement, as amended, provides that Dr. Fox shall devote such time to the Company as necessary to perform his responsibilities thereunder, but no less then forty hours per week, in consideration of an annual salary which was increased by the Board to $250,000 in 1996 and $267,500 per year in January 1998, subject to adjustment. The employment agreement acknowledges that Dr. Fox shall be entitled to maintain his dental practice and see patients on a basis that does not interfere with the performance of his duties thereunder. Dr. Fox, however, has currently discontinued practicing dentistry. Pursuant to the agreement, if Dr. Fox opposes a change of control of the Company, as defined in the agreement, and thereafter elects to terminate his employment with the Company, he is entitled to a one time payment of either (i) two and nine-tenths (2.9) times the sum of Dr. Fox's current base annual salary plus any amounts due to him under the Company's Incentive Compensation Plan if a majority of the Company's Board of Directors opposed the change of control or (ii) two and one-half (2.5) times the sum of Dr. Fox's current base annual salary plus any amounts due to him under the Company's Incentive Compensation Plan if a majority of the Company's Board of Directors voted in favor of the change of control. However, such payment shall not exceed the maximum payment permitted by Section 280G of the Internal Revenue Code of 1986, as amended. Pursuant to the Company's Incentive Compensation Plan, Dr. Fox shall be entitled to 50% of all amounts allocated to such plan.

     The Company has entered into an employment agreement with D. Brooks Cole, pursuant to which Mr. Cole is employed as President and Chief Operating Officer. The agreement, as amended, provides that Mr. Cole is required to devote all of his business time to the Company in consideration of an annual salary of $185,500 in 1998, subject to adjustment. In addition, Mr. Cole will be entitled to 15% of all amounts allocated to the Company's Incentive Compensation Plan. Mr. Cole serves at the pleasure of the Board of Directors; however, if the Company elects to terminate the agreement, Mr. Cole is entitled to six months' severance pay, including all salary and benefits. Pursuant to the employment agreement, Mr. Cole was granted seven-year options to purchase 99,000 shares of Common Stock at an exercise price equal to $3.00 per share, immediately exercisable from the date of the grant, and expiring seven years thereafter.

     The Company entered into an employment agreement with Norman Usen, pursuant to which Mr. Usen is employed full-time as Vice President-Product Development and Vice President-Operations for a term of three years commencing on May 1, 1995. The consulting agreement between the Company and NP, a company controlled by Mr. Usen, terminated upon the commencement of Mr. Usen's employment agreement. Pursuant to the employment agreement as extended effective July 1, 1997, Mr. Usen will devote full time to the Company in consideration of an annual salary of $143,000 for the period July 1, 1997 to June 30, 1998 and
$150,000 for the period ending June 30, 1999.   If Mr. Usen is terminated from
the Company without cause, as defined in the agreement, then he will be entitled to continue to receive his salary and benefits until the end of the term of the agreement. As additional compensation, Mr. Usen will be entitled to 12.5% of all amounts allocated to the Company's Incentive Compensation Plan. Pursuant to the employment agreement, Mr. Usen was granted seven-year options to purchase an aggregate 90,000 shares of Common Stock at an exercise price equal to $1.33 per share. The options previously granted to NP were terminated and reissued to Mr. Usen.

     The Company has entered into an employment agreement with Anthony E. Winston, as amended, pursuant to which Mr. Winston is employed full-time as Vice President-Technology and Clinical Research for a term of two years ending in January 1997, which was extended to January 2000. Pursuant to the employment agreement, Mr. Winston will devote his full time to the Company in consideration of an annual salary of $151,000 for the period ending January 1999 and $160,000 for the period ending January 2000. If Mr. Winston is terminated from the Company without cause, as defined in the agreement, then he shall be entitled to continue to receive his salary and benefits until the end of the term of the agreement. As additional compensation, Mr. Winston shall be entitled to 10% of all amounts allocated to the Company's Incentive Compensation Plan. Pursuant to the employment agreement, Mr. Winston was granted ten-year options to purchase an aggregate 150,000 shares of Common Stock at an exercise price equal to $1.33 per share.

     The Company has entered into an employment agreement with Edwin Diaz pursuant to which Mr. Diaz is employed full-time as Vice President-Finance and Chief Financial Officer at the discretion of the Company's Board of Directors. Pursuant to the employment agreement, Mr. Diaz will devote his full time to the Company in consideration of an annual salary of $112,700, subject to adjustment. In addition, Mr. Diaz will be entitled to not less than 5% of all amounts allocated to the Company's Incentive Compensation Plan. If the Company terminates Mr. Diaz's employment without cause, as defined in the agreement, he will be entitled to six months' severance pay, including all salary and benefits. If, after a change of control of the Company, Mr. Diaz's employment is terminated without cause or he terminates his employment, he will be entitled to receive one year's compensation, including salary and benefits. In connection with his employment, Mr. Diaz was granted options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $7.00 per share, half of which vest on the first anniversary of his employment and the balance of which vest on the second anniversary of his employment.

EMPLOYEE BENEFITS PLANS

     1993 Stock Option Plan

     In July 1993, the Board of Directors adopted the Enamelon, Inc. 1993 Stock Option Plan (the "1993 Plan"), which was approved by the Company's Stockholders in September 1993. The 1993 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 1,500,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1993 Plan. The 1993 Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Committee") whose members are not entitled to receive options under the 1993 Plan (excluding options granted exclusively for directors fees). The Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1993 Plan. Options granted under the 1993 Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code ("Incentive Options") depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option granted to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the 1993 Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1993 Plan, shares that are the subject of canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     1997 Stock Option Plan

     In May 1997, the Board of Directors adopted the Enamelon, Inc. 1997 Stock Option Plan (the "1997 Plan"), which was approved by the Company's Stockholders in May 1997. The 1997 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 750,000 options to purchase shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1997 Plan. The 1997 Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Committee") whose members are not entitled to receive options under the 1997 Plan (excluding options granted exclusively for directors' fees). The Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code ("Incentive Options") depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option granted to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the 1997 Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1997 Plan, shares that are the subject of canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     As of March 31, 1998, the Company had granted pursuant to the 1993 Plan and the 1997 Plan options exercisable for periods of up to ten years to purchase an aggregate of 1,640,071 shares of Common Stock, at exercise prices ranging from $1.33 to $17.50 per share (subject to adjustment), to certain employees, officers and directors of the Company, including options to purchase an aggregate of 1,404,271shares granted to members of the Company's Board of Directors and Executive Officers at exercise prices ranging from $1.33 to $12.88 per share and options to purchase an aggregate of 34,628 shares granted to members of the Company's Scientific Advisory Board at exercise prices ranging from $3.22 to $17.50 per share.

INCENTIVE COMPENSATION PLAN

     The Company has established a five-year incentive compensation program to award officers and key employees for their efforts on behalf of the Company as measured by yearly increases in the net income (before income taxes and extraordinary items) generated by the Company. The program provides for incentive compensation utilizing an objective formula based upon guidelines in accordance with the Company's goals. The Company will establish a yearly bonus pool for 1998 equal to five percent of its net income before income taxes, including the amount provided for by the incentive compensation plan and extraordinary items ("ICP Income"), to be distributed to officers and key employees. For the subsequent three fiscal years, such bonus pool shall only be established in the event the Company's ICP Income equals or exceeds by at least 5% the Company's ICP Income for the prior fiscal year. Amounts remaining in the yearly bonus pool that are not distributed do not carry over into the subsequent year's pool. The maximum amount an executive or key employee may receive from the bonus pool is limited to two times such person's salary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 1998, certain information, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner or more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) the Chief Executive Officer and each of the four most highly compensated officers of the Company and (iv) all directors and executive officers as a group:

                                                                                                 Amount and
                                                                                                  Nature of        Percentage of
Name and Address                                                                                 Beneficial     Outstanding Shares
of Beneficial Owners                                                                           Ownership /(1)/      Owned /(2)/
--------------------                                                                           ---------------  -------------------
   Dr. Steven R. Fox /(3)/...................................................................   2,964,240/(4)/          28.2%
   Dr. Bert Gaster /(3)/.....................................................................      17,253/(5)/  *
   Mr. Richard Gotterer /(3)/................................................................      82,512/(6)/  *
   Mr. Eric Horodas /(3)/....................................................................    112,812/(7)/            1.1%
   Dr. S.N. Bhaskar /(3)/....................................................................      82,256/(8)/  *
   Mr. Anthony E. Winston /(3)/..............................................................     160,000/(9)/           1.6%
   Mr. D. Brooks Cole /(3)/..................................................................     90,000/(10)/  *
   Mr. Norman Usen/ (3) /....................................................................    177,262/(11)/           1.7%
   Mr. Edwin Diaz /(3)/......................................................................     12,500/(12)/  *
   Mr. Robert Day............................................................................    646,000/(13)/           6.5%
      200 Park Avenue
      New York, New York 10166
   All directors and executive officers as a group
      (10 persons)...........................................................................  2,693,785/(14)/          33.3%

-----------
*    Represents less than 1% of the outstanding Common Stock of the Company.

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of calculation upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Based on 10,042,010 shares issued and outstanding on March 16, 1998.

(3) The address of this person is c/o Enamelon, Inc., 15 Kimball Avenue, Yonkers, New York, 10704.

(4) Includes 36,348 shares held in trust for the benefit of Dr. Fox's minor children. Also includes 462,500 shares issuable upon exercise of currently exercisable stock options, but does not include options to purchase 187,500 shares that have not vested. Shares owned directly by Dr. Fox are owned jointly with his wife.

(5) Represents 17,253 shares issuable upon exercise of currently exercisable stock options.

(6) Includes 28,753 shares issuable upon exercise of currently exercisable stock options.

(7) Includes 28,753 shares issuable upon exercise of currently exercisable stock options and 50 shares owned by Mr. Horodas as custodian for his son, as to which he disclaims beneficial ownership

(8) Includes 72,256 shares issuable upon exercise of currently exercisable stock options.

(9) Represents 160,000 shares issuable upon exercise of currently exercisable stock options, but does not include options to purchase 13,000 shares that have not vested.

(10) Represents 90,000 shares issuable upon exercise of currently exercisable stock options, but does not include options to purchase 84,500 shares that have not vested.

(11) Includes 175,762 shares issuable upon exercise of currently exercisable stock options, but does not include 13,000 shares that have not vested.

(12) Represents 12,500 shares issuable upon exercise of currently exercisable stock options, but does not include options to purchase 37,500 shares that have not vested.

(13) Represents shares of Common Stock beneficially owned as of December 31, 1997, by Robert Day, as the controlling person of the TCW Group, Inc., 865 South Figueroa Street, Los Angeles, California 90017, as the holding company of several companies that own the Company's Common Stock, as indicated on his report on Form 13G.

(14) Includes 1,039,277 shares issuable upon exercise of currently exercisable stock options.

     By virtue of his ownership of shares of Common Stock and position with the Company, Steven R. Fox may be deemed a "parent" and a "founder" of the Company as such terms are defined under the federal securities laws.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company has subleased its office facilities without a written agreement, since December 1, 1992, from Dr. Steven R. Fox, the Chairman of the Board, at a rent of $600 per month. Commencing January 1, 1996 for a period of one year, the Company entered into a lease with a relative of Dr. Fox for additional office facilities at a rent of $2,500 per month.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 2.   AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE
CLASSIFICATION OF THE BOARD OF DIRECTORS.

          The Board of Directors has unanimously approved an amendment to the Company's Certificate of Incorporation, as amended (the "Amended Certificate of Incorporation"), to authorize the classification of the Board of Directors into two classes as nearly equal in size as possible, each class being elected for staggered two-year terms. The initial terms of office for the Directors elected at the 1998 Annual Meeting will be two years for the Class I Directors, who will hold office until the 2000 Annual Meeting, and one year for the Class II Directors, who will hold office until the 1999 Annual Meeting. Thereafter, the Class I and Class II Directors will be elected by all of the Company's Stockholders for a term of office to expire at the second Annual Meeting of Stockholders following the date of their election and until their successors are duly elected and qualified. The By-Laws presently provide for all Directors to be elected at each Annual Meeting of Stockholders. The text of the proposed amendment to the Amended Certificate of Incorporation is attached hereto as Exhibit A. The composition of each Class of Directors if this Proposal is adopted is set forth under Proposal 1, Election of Directors.

          Under Delaware law, directors chosen to fill vacancies on a classified board hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed by the stockholders only for cause. The Company's Amended Certificate of Incorporation does not provide otherwise. Accordingly, if this Proposal is approved by the Stockholders, conforming

By-Law provisions, the text of which is also appended as Exhibit A, will also be implemented. The By-Laws presently provide that any Director may be removed with or without cause by holders of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote at an election of Directors.

          The By-Laws presently permit the Board of Directors or the Stockholders to fix the number of Directors and to fill vacancies on the Board of Directors resulting from the death, resignation or removal of a Director or an increase in the number of Directors. If this Proposal is approved, the By-Laws will also be amended to provide that only the Board of Directors will have such powers. The text of the amended By-Law provisions is also appended as Exhibit A. Under the By-Laws as so amended, if the current number of Directors increases, the increase will be apportioned by the Board between the Classes of Directors to make each Class as nearly equal as possible. Vacancies in the Board created by any resignation, removal or other reason, or by an increase in the size of the Board, may be filled for the remainder of the term by the vote of the majority of the Directors remaining in office or by the vote sole remaining Director.

          The Board of Directors believes that this amendment to the Amended Certificate of Incorporation is in the best interests of the Company and its Stockholders. Board classification and the related By-Law amendments will help avoid abrupt changes in the management of the Company and lend continuity and stability to the management of the Company, particularly in the event of an unsolicited tender offer. Following adoption of the classified board structure, at any given time approximately one-half of the members of the Board of Directors will have had prior experience as Directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. The Company has not historically had problems with either the continuity or stability of its Board of Directors.

          The proposed amendment to the Amended Certificate of Incorporation also establishes a legal structure that encourages any potential acquiror to negotiate with the Board, rather than unilaterally attempt to gain control of the Company. The Board believes that this approach is the one most likely to result in long-term enhancement of Stockholder value. Since the Board believes that much of the Company's value lies in the potential of its intellectual property and prospects for developing new products, the market value of the Company at any given time may not be a valid indicator of its actual value.

          The proposed amendment to the Amended Certificate of Incorporation will have the effect of making it more difficult to replace incumbent directors and management, even if the reason for the desired change is inadequate performance. It will significantly extend the time required to effect a change in control of the Board of Directors and may also discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by Stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified Board of Directors, it will take at least two Annual Meetings for even a majority of Stockholders to make a change in control of the Board of Directors.

          Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Because the classified Board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that Stockholders may feel would be in their best interests. The Board of Directors believes, however, that classification of the Board will provide the Board with more time to evaluate any takeover proposal, and thus enable it to better protect the interests of the Company and the remaining Stockholders. The Company is not aware of any attempt by any party to initiate a takeover of the Company or otherwise effect a change in the composition of the Board.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

PROPOSAL 3. AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL BY-LAWS.

          The Board of Directors has unanimously approved an amendment to the Company's Amended Certificate of Incorporation to authorize the Board of Directors to adopt, amend or repeal By-Laws. The text of the proposed amendment is annexed as Exhibit B. Under Delaware law, a corporation's board of directors does not have the power to adopt, amend or repeal its by-laws, unless that power is conferred in the corporation's certificate of incorporation. The Company's Amended Certificate of Incorporation does not confer such a power on the Company's Board of Directors. Regardless of whether the power to change by-laws is conferred on a corporation's board of directors, under Delaware law a corporation's stockholders always have the power to adopt, amend or repeal by-laws.

          The Board of Directors believes that having the power to adopt, amend or repeal provisions of the Company's By-Laws will afford it flexibility that it does not now have to modify the By-Laws to address changing needs and circumstances. Presently, the Board must submit all new By-Law provisions, all amendments to the By-Laws, and all proposals to repeal By-Laws to the Stockholders for approval, regardless of how significant such changes are. If the Board believes that such changes to the By-Laws require immediate attention, a Special Meeting of Stockholders would be required for approval. If this Proposal is approved, the Board of Directors would have the power to change the By-Laws without incurring the time and expense of a Special Meeting of Stockholders or submitting cumbersome proposals at an Annual Meeting of Stockholders. Although such power would enable the Board to adopt changes to the By-Laws without direct approval by the Stockholders and, in certain instances, to adopt changes that a majority of Stockholders might oppose, the Stockholders themselves will always have the right under Delaware law to reverse such action or to make other changes to the By-Laws at the next Annual or Special Meeting of Stockholders. Accordingly, the Board believes that the additional speed, flexibility and savings afforded by this Proposal outweighs any negative effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

PROPOSAL 4. AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED FROM 20,000,000 SHARES TO 30,000,000 SHARES.

          The Board of Directors has approved an amendment to the Company's Amended Certificate of Incorporation to authorize an additional 10,000,000 shares of Common Stock. The text of the proposed amendment is annexed as Exhibit C.

          The Company is presently authorized to issue 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of April [9], 1998, of the 20,000,000 shares of Common Stock authorized, [10,137,393] shares were issued and outstanding, and approximately [2,010,866] shares of Common Stock were reserved for issuance under the 1993 Plan and the 1997 Plan. In addition, approximately [746,250] shares of Common Stock are reserved for issuance upon the exercise of currently exercisable warrants. There are no shares of Preferred Stock currently outstanding.

          The 10,000,000 additional shares of Common Stock to be authorized would provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. Additional shares of Common Stock would also be available to the Company for stock dividends or splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of the Company's Common Stock. The additional shares would be available for issuance for these and other purposes, subject to the laws of Delaware and Nasdaq rules, at the discretion of the Company's Board of Directors without, in most cases, the delays and expenses attendant to obtaining further Stockholder approval. To the extent required by Delaware law or Nasdaq rules, Stockholder approval will be solicited in the event shares of stock are to be issued in connection with a merger.

          Although the Company's Board of Directors does not consider the proposed amendment to the Company's Amended Certificate of Incorporation to be an antitakeover proposal, the ability to issue additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company.
Among other things, the additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company, or the Board could adopt a stockholders' rights plan that would provide for the issuance of additional shares of Common Stock in the event of certain purchases not approved by the Board of Directors.

          The Board of Directors has no current plans to issue any of the additional shares of Common Stock to be authorized under the proposed amendment to its Amended Certificate of Incorporation.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

PROPOSAL 5. AMENDMENT TO THE COMPANY'S BY-LAWS TO PROVIDE FOR NOTIFICATION OF DIRECTORS' NOMINATIONS

          The Board of Directors has unanimously approved an amendment to the Company's By-Laws to establish procedures with respect to the nomination of persons for election as Directors. The amendment provides that a Stockholder intending to nominate an individual for election as a Director at an Annual Meeting of Stockholders must give written notice of such intention to the Company not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year's Annual Meeting (or, if the date of any Annual Meeting is changed by more than twenty (20) days from the anniversary date of the preceding year's Annual Meeting, within ten (10) days after the date the Company mails or otherwise gives notice of the date of the Annual Meeting).

          The proposed amendment requires that any notice of intention to nominate an individual for election as a Director must contain certain information about the proposed nominee and about the Stockholder intending to make the nomination. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's qualifications to serve as a Director. It is anticipated that any request by the Company for additional information will be made or confirmed in writing, and the nominee will be asked to submit the additional information in writing. The text of the amendment is set forth in full in Exhibit D to this Proxy Statement.

          The purpose of requiring advance notice of a nomination by a Stockholder is to afford the Board of Directors a meaningful opportunity to consider the qualifications of any proposed nominee and, to the extent deemed necessary or desirable by the Board, to inform Stockholders about such qualifications. The Board believes that this provision will further its objective to identify candidates who have the character, experience and proven accomplishments that give promise of significant contribution to the Company's business. The amendment has not been proposed as a result of any specific efforts of which the Company is aware to nominate or elect any person to be a Director, to accumulate shares of Common Stock, or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. The amendment is being proposed because the Board considers it advantageous to be able to consider in advance the qualifications of any proposed nominee, as opposed to being confronted with a surprise nomination at or shortly prior to a Meeting of Stockholders.

          While the amendment does not give the Board of Directors any power to approve or disapprove of a nomination by Stockholder, it will preclude a Stockholder nomination from the floor or by other means if the proper procedures are not followed. Although the Board of Directors does not believe that the amendment will have a significant impact on any attempt by a third party to obtain control of the Company, it is possible that the amendment may deter a third party from conducting a solicitation of proxies to elect its own slate of Directors or otherwise attempt to obtain control of the Company or effect a change in management, irrespective of whether such action would be beneficial to Stockholders generally. The Company's Certificate of Incorporation and By-Laws and the law of Delaware do not contain any notice provisions similar to those set forth in the amendment.

          Although the Board of Directors has no current plans to propose other measures to the Company's Stockholders that may have the effect of discouraging takeovers apart from those included in the proposed amendments to the Company's Amended Certificate of Incorporation and By-Laws, such additional measures may be proposed if warranted from time to time in the judgment of the Board of Directors. In addition, the Board of Directors may, from time to time, adopt other measures or enter into agreements that could have the effect of discouraging takeovers, but that do not require Stockholder approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 5.


PROPOSAL 6.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          BDO Seidman, LLP have been the independent public accountants of the Company since 1995. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants has been recommended by the Audit Committee of the Company's Board of Directors and has been approved by the entire Board of Directors, subject to Stockholder ratification. A representative of BDO Seidman, LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF AND URGES YOUR TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER MATTERS

          The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

          The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals. In addition, the Company has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies in connection with the Annual Meeting and has agreed to pay Georgeson & Company Inc., a solicitation fee estimated at $10,000 in connection with its services.

                             STOCKHOLDER PROPOSALS

          A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office no later than December 10, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

                             AVAILABLE INFORMATION

          Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by Stockholders (including beneficial owners of the Company's Common Stock) upon written request to Norman Usen, the Company's Secretary, Enamelon, Inc., 15 Kimball Avenue, Yonkers, New York 10704, or on the Commission's web site at http://www.sec.gov.

                              By Order of the Board of Directors


                              Norman Usen, Secretary
Yonkers, New York
April 17, 1998

                                                                       EXHIBIT A

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO PROVIDE FOR TWO CLASSES OF DIRECTORS


SEVENTH: The Directors shall be classified with respect to the time for which they shall severally hold office into two Classes as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 2000 Annual Meeting of Stockholders, and the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 Annual Meeting of Stockholders, with the members of each Class of Directors to hold office until their respective successors have been duly elected and qualified. Thereafter, at each Annual Meeting of Stockholders, the successors to the Class of Directors whose term expires at that Meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their respective successors have been duly elected and qualified. At each Annual Meeting of Stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be Directors. No Director or Class of Directors may be removed from office by a vote of the Stockholders at any time except for cause.

                      CONFORMING AMENDMENTS TO THE BY-LAWS

                                   ARTICLE II

                                     * * *

SECTION 2.  Annual Meeting.  The Annual Meeting of the Stockholders shall be
            ---------------
held at such place, either within or without the State of Delaware, and at such date and time as shall be designated by the Board of Directors from time to time subsequent to the year of incorporation and stated in the notice of meeting or in a duly executed waiver thereof. At such Annual Meeting, the Stockholders shall elect, by a plurality vote, that number of Directors equal to number of Directors of the Class whose term expires at such meeting (or, if fewer, the number of Directors properly nominated and qualified for election) to hold office until the second succeeding Annual Meeting of Stockholders after their election, any may transact such other business as may properly be brought before the meeting.

                                     * * *

                                  ARTICLE III

                                     * * *

SECTION 2.  Number, Qualifications, Election and Term of Office.  The number of
            ----------------------------------------------------
Directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of Directors in any Class shall be effective at the time of the next succeeding Annual Meeting of Stockholders at which that Class shall next stand for election. Directors need not be stockholders. The Directors shall be classified with respect to the time for which they shall severally hold office into two classes as nearly equal in number as possible. Except as hereinafter otherwise provided for the filling of vacancies, the Class I Directors shall hold office for an initial term expiring at the 2000 Annual Meeting of Stockholders, and the Class II Directors shall hold office for an initial term expiring at the 1999 Annual Meeting of Stockholders, with the members of each Class of Directors to hold office until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Thereafter, at each Annual Meeting of Stockholders, the successors to the Class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Increases and decreases in the number of Directors shall be apportioned between the Classes to make each Class as nearly equal as possible.

                                     * * *

SECTION 11.  Vacancies.  Any vacancy in the Board of Directors, whether arising
             ----------
from death, resignation, removal, an increase in the number of Directors or any other cause, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or the sole remaining Director. Each Director so elected shall hold office until the next Annual Meeting of Stockholders at which the term of the Class to which such Director has been elected expires and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

SECTION 12.  Removal of Directors.  The Stockholders may remove a Director only
             ---------------------
for cause, such removal to be effected at a Special Meeting of Stockholders called for that purpose. A Director may not be removed by the Board of Directors.

                                                                       EXHIBIT B

    PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE
             BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL BY-LAWS


EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation.

                                                                       EXHIBIT C



     FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 35,000,000 shares, divided into two classes of which 5,000,000 shares shall be designated Preferred Stock, $.01 par value, and 30,000,000 shares shall be designated Common Stock, $.01 par value.

                                                                       EXHIBIT D

        PROPOSED AMENDMENT TO THE BY-LAWS TO PROVIDE FOR A NOTIFICATION REQUIREMENT FOR NOMINATIONS OF INDIVIDUALS FOR ELECTION TO THE BOARD
                                 OF DIRECTORS


     Article III of the Company's Amended and Restated By-laws will be amended by the addition of the following provision after Section 2.

     Section 2A.  Nominations for the Board.  Nominations for the election of
     -----------  -------------------------
directors may be made by the Board of Directors or by a stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such stockholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation with respect to an election to be held at an annual meeting of stockholders, not later than 120 nor more than 180 days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting).

     Each stockholder's notice of intent to make a nomination shall set forth:
(i) the name(s) and address(es) of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder;
(iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such person to serve as a director.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 ENAMELON, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


          The undersigned stockholder of ENAMELON, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 1998, and hereby appoints Dr. Steven R. Fox and Norman Usen, and each of them, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of ENAMELON, INC., to be held on May 19, 1998 at 9:00 a.m., at the Brunswick Hilton, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, and any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.



                         (TO BE SIGNED ON REVERSE SIDE)

1.   ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

     [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

     Steven R. Fox, S. N. Bhaskar, Bert D. Gaster, Richard A. Gotterer and Eric
     D. Horodas

2. To approve a proposed amendment to the Company's Certificate of Incorporation, as amended, to authorize the classification of the Board of Directors into two classes at the Annual Meeting and thereafter for staggered terms of office.

     [ ] FOR             [ ] AGAINST     [ ] ABSTAIN

3. To approve a proposed amendment to the Company's Certificate of Incorporation, as amended, to authorize the Board of Directors to adopt, amend or repeal By-laws.

     [ ] FOR             [ ] AGAINST     [ ] ABSTAIN

4. To approve a proposed amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 shares to 30,000,000 shares.

     [ ] FOR             [ ] AGAINST     [ ] ABSTAIN

5. To approve a proposed amendment to the Company's Amended and Restated By-Laws to provide for notification of Directors' nominations made by Stockholders.

     [ ] FOR             [ ] AGAINST     [ ] ABSTAIN

6. To ratify the appointment of BDO Seidman, LLP, as the Company's independent auditors for the year ending December 31, 1998.

     [ ] FOR             [ ] AGAINST     [  ] ABSTAIN

7. Upon such other matters as may properly come before the meeting or any adjournments thereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS,
                                               ---
FOR THE ADOPTION OF PROPOSALS 2, 3, 4, 5 AND 6 AND AS SAID PROXIES SHALL DEEM
---
ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

     Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.


Date:____________________,1998            ____________________________________
                                          Signature(s) of Stockholder(s)


NOTE: (This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.)